AGREEMENT OF SUBLEASE

by and between

MCDERMOTT WILL & EMERY LLP

Sublandlord

and

ADAMIS PHARMACEUTICALS CORPORATION
Subtenant

Subleased Premises:

Portion of Suite 300
of the Building commonly known as
11682 El Camino Real, San Diego, California

AGREEMENT OF SUBLEASE (this "**Sublease**"), made as of February 1, 2014, by and between McDermott Will & Emery LLP, an Illinois limited liability partnership ("**Sublandlord**"), having an office address at 227 West Monroe Street, Suite 4400, Chicago, Illinois 60606, and Adamis Pharmaceuticals Corporation, having an office at 11455 El Camino Real, San Diego, California 92130.

RECITALS

A. Pacific North Court Holdings, L.P., a California liability partnership ("**Master Landlord**"), as landlord, and Sublandlord, as tenant, entered into that certain Lease dated as of July 12, 2008 attached hereto as **Exhibit A** (the "**Master Lease**"), for those certain premises on the third and fourth floor of the building (the "**Building**") commonly known as 11682 El Camino Real, San Diego, California ("**Master Lease Premises**");

B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion of the Master Lease Premises on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is mutually agreed as follows:

1. Subleasing of Premises.

Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, approximately 7,525 rentable square feet of the Master Lease Premises (the entire fourth floor), designated by hatching on **Exhibit B** hereto (the "**Subleased Premises**").

For all purposes of this Sublease, the respective rentable areas of the Master Lease Premises and Subleased Premises shall be deemed to be 25,044 square feet of rentable area and 7,525 square feet of rentable area, respectively, regardless of actual measurements or anything else to the contrary.

2. Term.

2.1 Commencement Date/Expiration Date. The Term of this Sublease shall commence on February 1, 2014 (the "**Commencement Date**") and shall end on November 30, 2014 (the "**Expiration Date**") or on such earlier date upon which such term shall expire or be terminated pursuant to any of the conditions or covenants of this Sublease. Tenant's possession of the Subleased Premises shall be subject to the terms and conditions of this Sublease.

2.2 Early Access. Sublandlord has vacated the Master Lease Premises and Subtenant desires early access to the Subleased Premises before the Commencement Date to begin preliminary work (consisting of cabling and wiring and the delivery and set up of furniture and furnishing) ("**Subtenant Work**"). Sublandlord has or will deliver early access to the Subleased Premises to Subtenant on or before January 27, 2014 to permit Subtenant early access to the Subleased Premises to perform the Subtenant Work. Subtenant's early entry for the performance

of the Subtenant Work shall not advance the Commencement Date and shall be subject to all provisions of this Sublease except the obligation to pay rent. Subtenant indemnifies, defends and holds harmless Sublandlord and Sublandlord's agents, employees and contractors against all claims, liability and damages arising from Subtenant's entry prior to the Commencement Date. Sublandlord will permit entry by Subtenant's contractors into the Premises for the purposes of performing Subtenant's Work, if any, prior to the Commencement Date, subject to satisfaction of the conditions set forth herein and Subtenant shall have provided proof of insurance to Sublandlord prior to accessing the Subleased Premises.

2.3 Condition on Expiration Date. On the Expiration Date, Subtenant shall leave the Subleased Premises broom clean and in the same condition as the Subleased Premises are delivered to Subtenant on the Commencement Date, except for normal wear and tear, condemnation and damage by fire or other casualty other than that which Subtenant is obligated to repair pursuant to the terms of this Sublease, and except with respect to improvements and alterations approved by Sublandlord and Master Landlord.

3. Security Deposit. **Intentionally Deleted.**

4. Rents.

4.1 Fixed Rent. Subtenant shall pay to Sublandlord the fixed monthly rent (the **"Fixed Rent"**) for the period commencing on the Commencement Date and ending on the Expiration Date, which Fixed Rent shall be $150,500.00 payable in monthly installments of $15,050.00 each.

Each monthly installment shall be payable in advance on the first day of each calendar month; provided that (i) the first and last installments of Fixed Rent shall be prorated on a per diem basis, and (ii) Subtenant shall pay the first (1st) month's rent concurrently with its execution and delivery of this Sublease. The Fixed Rent is a "gross" rent and, except as specifically provided otherwise under this Sublease, Subtenant shall have no obligation for Operating Expenses, taxes, or any other amounts due under the Master Lease.

4.2 Other Costs and Expenses. Subtenant shall, within ten (10) days after written demand therefor, pay (or reimburse Sublandlord for) all other costs and expenses payable under the Master Lease relating to the Subleased Premises, or the use and occupancy thereof, or any act or omission therein, or any utility or service furnished thereto. All of the foregoing shall constitute additional rent. Without limiting the generality of the foregoing, Subtenant shall pay for any supplemental, overtime or above building standard HVAC, maintenance, repair or other service relating to the Subleased Premises for which a separate charge is made by Master Landlord.

4.3 Additional Rent/Rents. As used herein the term "additional rent" shall refer to all sums of money which shall become due from and payable by Subtenant to Sublandlord hereunder, other than Fixed Rent, and the term "rent(s)" shall refer to Fixed Rent and additional rent. All rents shall be payable in lawful money of the United States at such place in the United States and to such person as Sublandlord shall from time to time designate. Subtenant shall

promptly pay all rents as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever except as otherwise provided for herein and, in the event of Subtenant's failure to pay any additional rent when due, and after notice of non-payment has been delivered to Subtenant and Subtenant has failed to make the payment required within ten (10) business days of the delivery of such notice, Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity in the case of non-payment of Fixed Rent.

4.4 Nonwaiver. Sublandlord's failure during the term of this Sublease to prepare and deliver any statements or bills required or permitted to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Sublease, shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any rents which may have become due from Subtenant pursuant to this Sublease as long as such demand for payment is made within twelve (12) months after the end of the calendar year in which such liability occurred. Notwithstanding the foregoing, if the demand for payment is made on account of a demand by Master Landlord under the Master Lease, Sublandlord shall provide the demand for payment on Subtenant as soon as reasonably possible after receipt of the demand from the Master Landlord and the foregoing twelve (12) month time limitation shall not apply. Subject to the foregoing limitation, Subtenant's liability for rents accruing during the term of this Sublease shall survive the expiration or sooner termination of this Sublease.

5. Condition of the Subleased Premises.

Subtenant represents that it has examined (or waived examination of) the Subleased Premises. Sublandlord has not made and does not make any express or implied representations or warranties as to the physical condition of the Subleased Premises (including any latent defects in or to the Subleased Premises), the uses to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises, except as specifically set forth in this Sublease. Subtenant agrees to accept the Subleased Premises in their "as is" condition, with all faults, as of the date hereof as the same may be affected by reasonable wear and tear after the date hereof. Sublandlord shall have not obligation whatsoever to alter, improve, decorate or otherwise prepare the Subleased Premises for Subtenant's occupancy.

6. Subordination to and Incorporation of the Lease.

6.1 Subordination to Master Lease. This Sublease is subordinate to the Master Lease, and to all leases, and mortgages and other rights or encumbrances to which the Master Lease is subordinate. This provision shall be self-operative but Subtenant shall within ten (10) days of Sublandlord's request execute any instrument reasonably requested by Sublandlord or Master Landlord to evidence or confirm the same. Sublandlord represents that a true and complete copy of the Master Lease is attached hereto as **Exhibit A**. Sublandlord shall not voluntarily terminate or surrender the Master Lease or amend the same in a manner adverse to Subtenant; provided, however, that whenever Sublandlord shall have any right to terminate the Master Lease pursuant to any of the provisions of the Master Lease, Sublandlord may exercise the same or refrain from exercising the same, as Sublandlord shall elect. Notwithstanding the foregoing, Sublandlord agrees that in the event Sublandlord elects to terminate the Master Lease pursuant to any right

held by Sublandlord under the Master Lease, Sublandlord shall provide Subtenant with seven (7) days' notice of its intent to terminate. Sublandlord further agrees that in such an event Sublandlord shall, upon Subtenant's written request given within such seven (7) day period and at no cost to Sublandlord, assign the Master Lease to Subtenant so long as Master Landlord consents to such assignment and fully releases Sublandlord from any and all obligations under the Master Lease. If the Master Lease shall terminate for any reason, then this Sublease shall also terminate without liability of Sublandlord to Subtenant on account thereof; provided, however, that if such termination of the Master Lease shall have arisen out of

6.1.1 any default by Sublandlord as tenant thereunder not arising out of (i) any default by Subtenant as tenant hereunder or (ii) a non-monetary default by any other subtenant of Sublandlord under another sublease, or

6.1.2 a voluntary termination or surrender by Sublandlord other than pursuant to Sublandlord's exercise of any right to terminate the Master Lease pursuant to any provision of the Master Lease,

then such termination shall be deemed to be a violation of Section 7 hereof and Sublandlord shall be liable to Subtenant to the extent provided by applicable law on account thereof. This Sublease is expressly subject to all of the obligations of Sublandlord as tenant under the Master Lease. Sublandlord shall give Subtenant a copy of any notice given to the Master Landlord pursuant to which Sublandlord elects to terminate the Master Lease pursuant to any provision of the Master Lease at or about the same time that such notice is given to Master Landlord.

6.2 Incorporated Provisions. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, and except to the extent not applicable to the Subleased Premises, the provisions of the Master Lease listed below (the "**Incorporated Provisions**") are hereby incorporated in this Sublease by reference with the same force and effect as if set forth at length herein, except that unless the context requires otherwise,

(i) references in such provisions to Landlord shall be deemed to refer to Sublandlord,

(ii) references in such provisions to Tenant shall be deemed to refer to Subtenant,

(iii) references in such provisions to the Premises shall be deemed to refer to the Subleased Premises hereunder,

(iv) references in such provisions to the Lease shall be deemed to refer to the Sublease hereunder,

(v) references in such provisions to the Base Monthly Rent shall be deemed to refer to the Fixed Rent hereunder (provided, however, the foregoing shall not change the amount of Fixed Rent due under this Sublease),

(vi) Intentionally Deleted

(vii) references in such provisions to other Incorporated Provisions shall be deemed to refer to such Incorporated Provisions as incorporated herein,

(viii) references in such provisions to superior leases shall be deemed to refer to leases to which the Master Lease is subordinate and references in such provisions to superior mortgages shall refer to mortgages to which the Master Lease is subordinate,

(ix) references in such provisions to subleases, sublettings or subtenants shall be deemed to refer to undersubleases, undersublettings or undersubtenants,

(x) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to furnish insurance, indemnification or other similar protection to or for Sublandlord, or to take some act as designated or directed by Sublandlord or to the satisfaction of Sublandlord, Subtenant shall be required to furnish the same to or for Master Landlord and Sublandlord, or to take the same as designated or directed by Master Landlord or Sublandlord or to the satisfaction of Master Landlord and Sublandlord,

(xi) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to obtain the consent or approval of Sublandlord to or with respect to any act, omission or thing (e.g., to any undersublease or assignment or to the making of any alterations, installations, additions or improvements), Subtenant shall be required to obtain the consent or approval of Master Landlord and Sublandlord to or with respect to such act, omission or thing,

(xii) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to obtain the consent or approval of Master Landlord to or with respect to any act, omission or thing, Subtenant shall obtain the consent or approval of Master Landlord and Sublandlord to or with respect to such act, omission or thing,

(xiii) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants any release, waiver or similar thing to Sublandlord, Subtenant shall be deemed to have granted the same to Master Landlord and Sublandlord,

(xiv) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants Sublandlord any right of entry, access or use of the Subleased Premises, Subtenant shall be deemed to have granted such right to Master Landlord and Sublandlord, and

(xv) time periods provided for in the Incorporated Provisions shall be shortened or lengthened, as the case may be, as necessary so that actions or omissions relating thereto may be coordinated with the corresponding actions or omissions under the Master Lease or performed within the time required by the Master Lease.

The Incorporated Provisions of the Master Lease are all of the provisions thereof except for Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.12, 2.15, 2.16, 3, 5.3 (second and third sentences only), 6, 7.2, 7.3, 8, 11.2, 12.2, 17.2, 18 (fourth and fifth sentence only), 32, 43, 44 (first sentence only), 45, 48.3 (last sentence only), 49.24.1 (last sentence only; provided, however, if Subtenant acts as a financial intermediary, as described in the Master Lease, then the last sentence shall be Notwithstanding the foregoing, nothing herein limits the rights of the Master Landlord under the Master Lease, including, but not limited to, Sections 32 and 45 of the Master Lease.

For clarity, whenever the Master Lease references ownership, sale or transfer of the Project or Master Landlord's addition of buildings to the Project or other development to the Project, such references shall continue to refer to Master Landlord.

6.3 Sublandlord Obligations. Except as specifically provided in this Sublease, Sublandlord shall have no duty or obligation to perform any of the duties or obligations of the Master Landlord under this Sublease, or as may be required by law. More specifically, notwithstanding anything to the contrary contained in this Sublease (including any of the Incorporated Provisions as herein incorporated), Sublandlord shall not be obligated

(i) to provide any of the services that Master Landlord has agreed in the Master Lease to provide or is required by law to provide, or

(ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make or is required by law to make, or

(iii) to maintain any insurance policies that Master Landlord has agreed in the Master Lease to maintain, or

(iv) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, or

(v) to take or to refrain from taking any other action that Master Landlord has agreed in the Master Lease to take or to refrain from taking or is required by law to take or to refrain from taking (including, in either case, any obligations with respect to giving consents, approvals, etc.), or

(vi) to perform any obligation that Master Landlord has agreed in the Master Lease to perform,

and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord (or Sublandlord) to provide, make, comply with, take, refrain from taking, or perform any of the foregoing. With reference to the foregoing, Sublandlord agrees:

a. upon Subtenant's request, to use reasonable efforts, at Subtenant's expense, to (x) compel Master Landlord to provide, make, comply, take, refrain from taking or perform the same or (y) recover damages on account of Master Landlord's failure

to do so, including within such reasonable efforts the commencement and prosecution, at Subtenant's expense, of any action at law or in equity, and

b. that, if any right or remedy of Sublandlord or any duty or obligation of Master Landlord in either case under any of the Incorporated Provisions is subject to or conditioned upon Sublandlord's making any demand upon Master Landlord or giving any notice, request or statement to Master Landlord or taking any other action then, if Subtenant shall so request, Sublandlord shall make such demand, give such notice, request or statement or take such other act.

Subtenant shall defend, indemnify and hold harmless Sublandlord from and against any and all loss, cost, damage and expense incurred by Sublandlord under or in connection with (1) any such efforts and/or such action, proceeding, or arbitration including reasonable attorneys fees, pursuant to clause (a) above of this Section 6.3, or (2) any such demand, notice, request, statement or act, pursuant to clause (b) above of this Section 6.3 (but excluding, in either case, any loss, cost, damage, expense or other sums incurred by Sublandlord arising from claims by Master Landlord which claims are not due to any act or non-action by Subtenant). If Subtenant fails to pay or reimburse any expense incurred by Sublandlord in taking any act under clause (a) or clause (b) of this Section 6.3 within thirty (30) days after Sublandlord's demand therefor, then, in addition to any other right or remedy Sublandlord may have against Subtenant, Sublandlord shall not be required to continue with such act until Sublandlord has been paid for all sums incurred prior thereto and, if Subtenant shall have failed to timely pay or reimburse such sums incurred by Sublandlord hereunder, then Sublandlord thereafter shall not be required to continue to take such act unless Subtenant shall have deposited with Sublandlord such sums sufficient to pay the reasonably estimated costs thereof.

6.4 Master Landlord Consent. Whenever Subtenant desires to do any act or thing which requires the consent or approval of Sublandlord under any of the Incorporated Provisions as incorporated herein:

6.4.1 Subtenant shall not do such act or thing without first having obtained the consent or approval of Master Landlord and Sublandlord:

6.4.2 Sublandlord's right to withhold consent or approval shall be independent of Master Landlord's right; provided, however, that if, in any instance, Master Landlord shall have granted consent or approval, then Sublandlord shall not unreasonably withhold consent or approval; and

6.4.3 Subtenant shall not request Master Landlord's consent or approval directly unless Sublandlord fails to timely submit any such request to Master Landlord as contemplated by Section 6.3(b) above; unless Sublandlord shall have determined to withhold its consent or approval, the provisions of Section 6.3 above shall be applicable to the obtaining of Master Landlord's consent or approval; neither Sublandlord's forwarding of Subtenant's request to Master Landlord nor Sublandlord's other efforts to obtain Master Landlord's consent or approval shall constitute Sublandlord's consent or approval, and the same shall be without prejudice to Sublandlord's right to withhold consent or approval.

6.5 Time to Perform. Notwithstanding any other provision of this Sublease, and subject to Subtenant's receipt of copies of any notices from Master Landlord or Sublandlord with respect thereto, Subtenant shall perform all of its obligations hereunder at such times, by such dates or within such periods as shall be required to avoid any default under the Master Lease; provided, however, that in no event shall this Section 6.5 extend or lessen the time, date or period by or within which Subtenant is required to perform.

6.6 Subtenant Indemnity. Subtenant shall indemnify Sublandlord from any loss, cost, damage or expense (including reasonable attorneys fees) to the extent arising out of any failure by Subtenant to perform any of its obligations under this Sublease, including any loss, cost, damage or expense which may result from any default under or termination of the Master Lease arising by reason of any such failure.

6.7 Sublandlord Indemnity. Sublandlord shall indemnify Subtenant from any loss, cost, damage or expense (including reasonable attorneys fees) to the extent arising out of any failure by Sublandlord to perform any of its obligations under this Sublease, including any loss, cost, damage or expense which may result from any default under or termination of the Master Lease arising by reason of any such failure.

6.8 Insurance. Notwithstanding anything to the contrary herein (including the Incorporated Provisions), (i) Subtenant's property damage insurance requirements shall be limited to physical damage insurance covering all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Subtenant's property on the Subleased Premises, the Furniture and Equipment (as defined in Section 10 below) leased from Sublandlord and all improvements or alterations or additions to the Subleased Premises made by Subtenant during the Sublease Term, (ii) Sublandlord shall maintain physical damage insurance covering all Tenant improvements, Tenant Alterations (as detailed in the Master lease) and any other improvements which existed in the Subleased Premises as of the Commencement Date (excluding the base building structure and building systems) (the "Existing Sublandlord Leasehold Improvements"), (iii) Subtenant's insurance policies shall be issued by insurance companies having a rating not less than A/XV in Best Insurance Guide or which is otherwise acceptable to Master Landlord and Sublandlord and licensed or approved or permitted to do business in the State of California, shall provide that said insurance shall not be cancelled unless ten (10) days prior notice shall have been given to Subtenant, and shall provide for a deductible or co-insurance provision not greater than $25,000.00, and (v) Subtenant shall not be required to carry business interruption insurance.

6.9 Destruction. Sublandlord agrees that, in the event of a casualty, Sublandlord shall restore and replace the existing Sublandlord Leasehold Improvements, and if Sublandlord fails to substantially complete such repair and restoration within 180 days after the casualty, then Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord at any time prior to such substantial completion.

6.10 Sublandlord Remedies. Notwithstanding the incorporation of Section 25.4 and Section 25.5 of the Master Lease, in no event shall Subtenant be obligated to pay to Sublandlord any supervisory fee. The preceding sentence shall not be construed as any limitation on

Subtenant's indemnification obligation with respect to remedies exercised by Master Landlord against Sublandord as a consequence of Subtenant's breach of its obligations hereunder.

6.11 Subtenant Remedies.

(a) If Sublandlord fails to cure a default by Sublandlord within any applicable cure period (or if no cure period is specified, then within ten (10) days of written notice from Subtenant setting forth the nature of the claimed default); provided, however, if the nature of the cure of such default will reasonably require more than ten (10) days to complete and Sublandlord is proceeding with due diligence to remedy such matter, then such 10-day period will be extended for such additional time as may be necessary for Sublandlord to complete such cure), Subtenant may remedy such default, whereupon Sublandlord shall reimburse Subtenant for all costs incurred by Subtenant to remedy such default within ten (10) business days after receipt of Subtenant's written demand therefor, together with reasonable evidence of the costs so incurred. If Sublandlord fails to timely reimburse Subtenant for such amount, then (without curing such default) interest at the Default Rate, as such item is defined in the Master Lease, shall accrue (and be immediately payable) on such overdue amount until it is paid. In addition, Subtenant will have the right to offset any amount owed by Sublandlord (including any accrued interest) against Subtenant's monetary obligations under this Sublease.

(b) All costs and expenses incurred by Subtenant in connection with collecting any amounts and damages owing by Sublandlord pursuant to the provisions of this Sublease, or to enforce any provision of this Sublease, including reasonable attorneys' fees, whether or not any action is commenced by Subtenant, shall be paid by Sublandlord to Subtenant upon demand. If Sublandlord fails to timely pay any amount due under this Subparagraph, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amounts until it is paid; in addition, Subtenant will have the right to offset any amount owed by Sublandlord (including any accrued interest) against Subtenant's monetary obligations under this Sublease.

7. Covenant of Quiet Enjoyment. Sublandlord covenants and agrees with Subtenant that upon Subtenant paying the rents and additional rent and observing and performing all the terms, covenants and conditions on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Subleased Premises, subject nevertheless to the terms and conditions of this Sublease, including but not limited to Section 6.1 and the Incorporated Provisions, and to the Master Lease and the other leases, mortgages and other rights and encumbrances referred to in Section 6.1.

8. Alterations.

8.1 Alterations. As provided in Sections 6.2 and 6.3 above, the restrictions on, and other terms and conditions applicable to, the making of any alterations, additions, installations, substitutions, improvements or decorations in the Subleased Premises (hereafter referred to as "**Alterations**") as provided in the Master Lease are incorporated herein by reference, and as provided in Section 6.5, the consent or approval of Master Landlord and Sublandlord shall be required for any such Alterations.

8.2 Conditions to Approval. Notwithstanding having obtained the consent or approval of Master Landlord, Subtenant shall not commence or prosecute any Alterations, unless, in addition to having complied with all other provisions of this Sublease, Subtenant shall have furnished to Sublandlord (a) general contract, work order or similar writing covering the same with a fixed price where the cost of the work is Twenty Thousand Dollars ($20,000) or more, and (b) if payment and performance bonds guaranteeing lien free completion of the work are required by Master Landlord, any such bonds shall be written to protect Sublandlord's interests to the extent reasonably possible so long as Subtenant does not incur additional costs. Additionally, if the Master Lease shall require any of the Alterations be removed at the end of the term then Subtenant, prior to commencing the same, shall increase the amount of the security deposit under Section 3 by such amount as Sublandlord shall reasonably determine in order to secure the faithful performance by Subtenant of its obligations under this Section 8.2.

9. Notices. Any notice statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "**Notice**") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or by registered or certified mail, return receipt requested, posted in a United States post office station or depositary in the continental United States, addressed

(i) to Subtenant at its address first above written, Attention: Karen Daniels; or

(ii) to Sublandlord, at its address first above written, Attention: Chief Operating Officer and Firmwide Administrator.

Either party may, by Notice actually received, designate (i) a different address in the United States for Notices intended for it, and (ii) require the other party to provide a copy of any Notices to any other person at any other address in the United States.

10. Furniture and Equipment. Sublandlord hereby leases to Subtenant on a rent-inclusion basis, and Subtenant hereby leases from Sublandlord, the furniture and equipment listed or described on **Exhibit C** attached hereto (the "**Furniture**" and "**Equipment**", respectively) for a term commencing on the date Subtenant takes possession of the Subleased Premises and ending on the Expiration Date or on such earlier date upon which the term of this Sublease shall expire or be terminated with respect to the Subleased Premises pursuant to any of the conditions or covenants of this Sublease or pursuant to law. The Furniture and Equipment are leased "as-is". Sublandlord shall not be required to maintain, repair, rebuild or insure the Furniture and Equipment and Subtenant's obligations under this Sublease (including its obligation to pay rent) shall not be affected or diminished if the Furniture and/or Equipment is damaged, destroyed or stolen, in whole or in part. At the expiration of this Sublease (except as a result of a default hereunder by Subtenant) Sublandlord shall convey to Subtenant the Furniture and Equipment without the payment of any additional consideration.

11. Intentionally Deleted.

12. Telecommunications. Subtenant intends to use the telephone and data cabling existing in the Subleased Premises, and Subtenant will not establish a separate server room. Sublandlord acknowledges that Subtenant may need access to certain raceways to adequately connect its cabling in the Subleased Premises, including access to the third floor of the Master Premises. Subject to prior coordination with Sublandlord personnel, Sublandlord hereby agrees to provide access to such raceways, as needed.

13. Parking. During the Sublease term (and subject to temporary interruptions in connection with Master Landlord's continued development of the project), the parking ratio within the Project applicable to Tenant will be four (4) spaces per 1,000 Usable Square Feet ("**USF**") of space within the Subleased Premises. The foregoing parking ratio includes all spaces within the Project, including covered, uncovered, reserved, unreserved, handicap and visitor parking spaces. Of the total spaces described above, a maximum of three (3) spaces may be reserved in the parking garage by Subtenant at the rate then charged by Master Landlord. All unreserved parking shall be provided during the Sublease term on a free and unassigned basis (i.e. first come, first served).

14. Signage; Directory. Subject to Section 12.1 of the Master Lease and Master Landlord's prior approval, Subtenant shall be permitted to use up to ______________ (__) name strips on the Building's east lobby directory allocated to the Master Lease Premises, provided that Subtenant shall be responsible for the initial and subsequent costs of such signage or any changes thereto. Sublandlord will work with Master Landlord to provide Subtenant, at Subtenant's expense, an approved (i) Project-standard lobby directory sign and (ii) suite signage.

Miscellaneous.

14.1 Insurance. Notwithstanding anything herein to the contrary, the policies of insurance required hereunder shall name as insured Sublandlord, Master Landlord and Landlord's managing agent, American Assets Trust Management, LLC.

14.2 Sublandlord Obligations. The obligations of Sublandlord hereunder accruing at any time shall be binding upon the owner of the leasehold estate under the Master Lease, and each purchaser or transferee of such leasehold estate shall be deemed to have assumed the obligations of Sublandlord hereunder accruing from and after the date of its ownership.

14.3 Approval. Sublandlord shall have no liability to Subtenant on account of any failure or refusal by Master Landlord to grant any approval or consent. Moreover, Sublandlord shall have no liability to Subtenant on account of any failure or refusal by Sublandlord to grant any approval or consent; notwithstanding the foregoing, Sublandlord shall be deemed to have granted its approval or consent if Master Landlord grants its consent with respect to a particular matter and Sublandlord fails to grant its written approval or consent (or written disapproval or refusal to consent) as to such matter within fifteen (15) days after written request for such approval or consent by Subtenant. In all instances in which Sublandlord withholds its consent, Sublandlord will state in writing the basis for withholding its consent. In any instance in which Sublandlord is required by any provision of this Sublease (including any of the Incorporated Provisions as incorporated herein) or applicable law to not unreasonably withhold consent or

approval, Subtenant's sole remedy shall be an action for specific performance or injunction requiring Sublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subtenant. In any such action, the prevailing party shall be entitled to reimbursement of its legal fees from the losing party (which shall expressly include the reasonable fees of the partners, associates and paralegals of Sublandlord and Subtenant, as applicable, incurred in connection with such action).

14.4 Brokers. Sublandlord and Subtenant represent and warrant to the other that it has dealt with no broker, agent or finder in connection with this Sublease other than Colliers International and Ashcraft Investment Company, Inc. (the "**Recognized Brokers**"). Subtenant hereby agrees to indemnify Sublandlord against any claim for commission or other compensation in connection with this Sublease made against Sublandlord by any broker, agent or finder other than the Recognized Brokers with whom Subtenant has dealt, including attorneys fees incurred by Sublandlord in the defense of any such claim. Sublandlord represents and warrants to Subtenant that Sublandlord has dealt with no broker, agent or finder in connection with this Sublease other than the Recognized Brokers and Sublandlord hereby agrees to indemnify Subtenant against any claim for commission or other compensation in connection with this Sublease made against Subtenant by any broker, agent or finder other than the Recognized Brokers with whom Sublandlord has dealt, including attorneys fees incurred by Subtenant in the defense of any such claim. Sublandlord shall pay the commission due to the Recognized Brokers pursuant to the terms of a separate agreement between Recognized Brokers and Sublandlord and shall indemnify Subtenant against any claim for commission or other compensation in connection with this Sublease against Subtenant by the Recognized Brokers made pursuant to such separate agreement.

14.5 Entire Agreement. This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreement contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

14.6 Invalidity. In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

14.7 Defined Terms. Capitalized terms used herein shall have the same meanings as are ascribed to them in the Master Lease, unless otherwise expressly defined herein.

14.8 Submission. The submission of this document by Sublandlord to Subtenant shall not constitute an offer by Sublandlord and Sublandlord shall not be bound in any way unless and until this Sublease is executed and delivered by both parties.

14.9 Master Landlord Approval. This Sublease is subject to Master Landlord's written consent and the execution by Master Landlord of a consent document acceptable to Subtenant. Sublandlord shall request such consent, but shall not be obligated to make any payment or incur any obligation to obtain the same, except for the payment of the amount required by Section 31.2.1 and 31.2.4 of the Master Lease. Sublandlord and Subtenant agree to join in the execution of the instrument of consent provided for in the Master Lease and approved by Master Landlord, Subtenant and Sublandlord. If the instrument of consent is not executed by Master Landlord and delivered to Subtenant prior to February 15, 2014 either party by notice to the other given prior the date of Master Landlord's consent, may terminate this Sublease.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the date first written above.

SUBLANDLORD:

MCDERMOTT WILL & EMERY LLP,
an Illinois limited liability partnership

By: ______________________
Name: DAVID P. DEVORE
Title: Counsel

SUBTENANT:

ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation

By: ______________________
Name: DENNIS J. CARLO
Title: Pres/CEO

EXHIBIT A

OFFICE LEASE AGREEMENT

BETWEEN

PACIFIC NORTH COURT HOLDINGS, L.P.,

AS LANDLORD

AND

MCDERMOTT WILL & EMERY LLP

AS TENANT

Exhibit B

Subleased Premises


SUITE 300
7,525 RSF / 6,550 USF
KEYPLAN
TORREY RESERVE - NORTH COURT, SUITE 300
THIRD FLOOR
11682 EL CAMINO REAL
SAN DIEGO, CA 92130
MAY 24, 2011

EXHIBIT C

All furniture and equipment on the Subleased Premises as of the date of this Sublease.